UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ANIMAS CORPORATION

(Name of Registrant as Specified In Its Charter)

JOHNSON & JOHNSON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 12, 2006, LifeScan, Inc., an affiliate of Johnson & Johnson, delivered a presentation to employees of Animas Corporation. A copy of the presentation is included below.

*****************

Eric Milledge
Company Group Chairman

Founded 1886
New Brunswick, New Jersey
In a Former Wallpaper Factory
By three brothers with a dream… that
Joseph Lister’s theories about sterilization could
save lives in America’s hospitals

Products
Patients & Customers

Global Presence

Global Presence

Strategic Principles
•
Broadly Based in Human Health Care
•
Decentralized Management
•
Manage for the Long Term
•
Ethical Principles
•
Our Credo

Our Credo
•
Written by General Robert
Wood Johnson, Jr. in the
1940s
•
Visionary and U.S. business
leader
•
Among the first to speak
openly of a company’s
responsibility

Our Credo
The Four Tenets
•
Customers
•
Employees
•
Community
•
Shareholders

$47.3B
$8.5B
$2.84
13.1%
18.2%
18.3%
Sales
Net
Earnings
Diluted
EPS
2004 Performance Results

46.7%
17.6%
35.7%
Total Sales: $47.3 Billion
$U.S. Billions
Consumer
$8.3
Medical Devices
& Diagnostics
$16.9
Pharmaceuticals
$22.1
2004 Sales by Segment

23%
59%
6%
12%
Total Sales: $47.3 Billion
Asia, Pacific, Africa
$5.8
W. Hemisphere
$2.6
Europe
$11.1
U.S.
$27.8
$U.S. Billions

  2004 Sales by Geographic Area

(1) Proforma excluding In-process R&D, taxes on repatriated cash under the AJC Act and other charges and credits
100                 +10.6%         +11.0%         +10.7%
50                   +11.1             +11.7            +14.2
20                   +10.9             +10.8            +15.6
10                   +11.8             +12.3            +16.9
  5                   +11.6             +11.1            +16.9
  1                   +13.1               +9.7            +16.8
Reported        Operational             Net
Year                       Sales                 Sales               Income(1)
Historical Performance

(1) Proforma excluding In-process R&D, taxes on repatriated cash under the AJC Act and other charges and credits
Historical Performance
•
72 Consecutive years of Sales
increases
•
20 Consecutive years of double digit
Earnings increases(1)
•
42 Consecutive years of Dividend
increases

$U.S. Billions
9.6%
Percent to Sales
11.0%
Investment in Research

“Creating a world without limits for
people with diabetes”
LifeScan Vision

2004 Sales $1.7B
U.S.             International
Employees                        1,600                                   2,100
Sales Force                          400                                      420
Customer Service                220                                        70
LifeScan At A Glance

$ Billions
Ex U.S.
U.S.
CAGR 8%
5.1
5.7
6.5
8.3
10 .0
Source: LifeScan Estimates, Analyst Reports
Worldwide Glucose
Monitoring Market

LifeScan Key Products
Source: International Diabetes Federation

LifeScan is the #1 Manufacturer
of Test Strips in the U.S.

LifeScan is #1 Recommended by
U.S. Healthcare Professionals

YTD July 2005
LifeScan #1 at U.S. Health Plans

$ Billions
LifeScan Dollar Sales

“To fundamentally change our
business from  measurement to
management, and transform
LifeScan from an episodic
monitoring company to a
true diabetes management
company.”
LifeScan Mission

•
Continued leadership in
Glucose Monitoring
•
Expansion into
Insulin Delivery
•
Creation of Diabetes
Management solutions
Episodic            Continuous
Diabetes
Management
Glucose
Monitoring
Medication
Insulin
Delivery
Our Strategic Direction

Making diabetes management easier through product innovation, exceptional customer support and customized education programs.

Advancing Care Together

LifeScan Sales & Marketing
•
Direct to Consumer
Marketing
•
Leading in Multi-
Cultural Marketing
•
Best-in-Class Customer
Support
•
Strong CRM Programs
with 3.4M Database

•
Extraordinary talent
•
Entrepreneurship –
intelligent risk taking
•
Collaboration and team
work
•
Passion and sense
of urgency
•
Speed, flexibility, agility
•
Flawless execution
Culture For Success

The Johnson & Johnson Family